EXHIBIT 10.3

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

Investment-in-kind contribution contract

Between the inferents

Doctor Orhan Karahodza

Born 19th November 1969

Resident of Waiblinger Str. 34, 70372 Stuttgart

And

Mrs Dzenana Karahodza, born Adzemovic

Born 13th May 1969

Resident of Waiblinger Str. 34, 70372 Stuttgart

-in community of property according to Bosnian law-

and, registered in the Commercial Registry of Ludwigshafen

District Court, HRB 64059,

Beatmungspflege 24 GmbH

Ludwigshafen headquarters

Zollhofstrasse 4,67061 Ludwigshafen

Represented by

Doctor Orhan Karahodza

Born 19th November 1969

As sole director, exempt from the

Constraints of §181 of the Civil Code

A.

Preliminary Remarks

1.	The sole shareholder of the company registered in the Commercial Registry of Ludwigshafen District Court, HRB 64059,

Beatmungspflegege 24 GmbH

with its headquarters in Ludwigshafen, has today included for the notary the following real capital increase resolution:

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

I.	TOP 1: Increase in Capital

(1)	The capital fund of the company will be raised from €25,000 by €1,000 to €26,000 with the issue of 1,000 shares of a face value of €1.00 (Share numbers 25,001 to 26,000).

(2)	The people appearing will be allowed to acquire the new shares, which will be acquired in common property of Bosnian community of property.

(3)	The new shares will be valid at the end of the current business year.

(4)	The deposits on the new shares are to be paid as contribution in kind due to the fact that Dr. Orhan Karahodza is not registered in the commercial registry, at 70372 Stuttgart, Badstrasse 36, under the name “Pflegegedienst Das Pflegeland”, operated as a sole proprietorship with all assets and liabilities, rights, claims and demands, responsibilities and obligations, and legal relationships introduced in the company with contractual and economic effect beginning 1st July 2014. The transfer is made for tax purposes with a book value pursuant to § 20 para. 2 sentence 2 of the Reorganisation Tax Act.

It is found that the company legally belongs to the common property existing between the people appearing, due to community of property in Bosnian law.

(5)	In tax and economically, the company owns half of residential and part ownership of 100/1000 co-ownership of the land FLST. 3667, Waiblingen 34, 2a 37 m2, registered with the land register of Stuttgart-Bad Cannstatt sheet 19,210 BV 1, associated with private property in the designated division in the plan with apartment no. 2 plus the store on the ground floor and 1 storage room in the basement.

Ownership share of half of the property brings with it the liabilities registered in the land register, and these

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

liabilities are underlying obligations and responsibilities as a premium (§ 272 para. 2 no. 1 HGB) co-sponsored in the GmbH.

(6)	This contribution is therefore to be expected on the notional amount of the new shares no. 25001-26000 in the amount of the increase in registered capital, with a total of €1,000.00 As far as the due discretion of directors of the company, the contribution in kind with a higher value in the financial statements of the GmbH is set, the differential amount is set in the capital reserve as premium in accordance with § 272 para. 2 sentence 1 of the Commercial Code.

2.	The inferent today clarified the transfer of the new shares.

B.

Contribution Agreement

The Parties shall conclude the following property contribution agreement for the demand of the contribution in kind obligation.

§1

Purpose of contribution in kind

(1)	The inferent transmits from Dr. Orhan Karahodza the sole proprietorship operated by him under the name “Pflegedienst Das Pflegeland” at 70372 Stuttgart, Badstrasse 36, with all assets and liabilities, rights, claims and demands, and responsibilities, commitments and legal relationships with contractual and economic effect from the beginning of 1st July 2014 to the GmbH against the decision referred to in capital shares. The transfer is made for tax purposes with a book value pursuant to § 20 para. 2 sentence 2 of the Reorganisation Tax Act.

(2)	For the transmission of the property of assets and liabilities to the acquiring GmbH, the following applies in detail:

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

a.	All individual assets of the fixed and current assets are transferred to the GmbH, in particular those listed in Appendix 1 of this contract.

b.	All liabilities (debts and liabilities) of the individual company are transferred to the GmbH, in particular those listed in Appendix 2 of this Agreement.

c.	All other right positions and objects, contracts, employment and other rights and obligations which are non-capitalisable or not subject to disclosure are transmitted to the GmbH. In particular, it is responsible for contracts listed in Appendix 3 of this contract, as well as other tenancy, leasing and supply contracts, management contracts, franchise agreements, offers and other legal provisions.

d.	As a result of the transfer, all working conditions devolve to the GmbH according to § 613a of the Civil Code.

e.	Between the date of contribution, 1st July 2014, and today, assets, legal positions, objects or other rights will have been sold by the inferents in the ordinary course of business, contact the surrogates in their place. If inferent assets, legal positions, objects or other rights for operation are acquired in the above mentioned period, these are also hereby transferred to the GmbH.

f.	Assets, liabilities and working conditions that are not listed in the appendices shall be transferred to the GmbH, if they pertain to the operation of the inferents in the broadest sense. This applies in particular to intangible assets or those acquired by inferents today; liabilities incurred and reasonable employment contracts.

g.	As long as the transfer of assets, liabilities or contracts; employment contracts or other rights and obligations of the GmbH is not legally possible, particularly if the necessary approvals of third parties can not be obtained, then the parties stand in the internal relationship as they would stand, if the transfer were made to the GmbH.

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

h.	The individual objects and rights are acquired by the GmbH in the state in which they find themselves today, including any charges. To the extent permitted by law, any warranty of inferents is excluded in relation to this contribution in kind. Particular claims and rights of the GmbH are excluded because of the intrinsic value of, and the nature and stock of the assets transferred from inferents, of whatever kind and for whatever legal reason. This exclusion of claims does not apply to claims based on fraudulent or intentional conduct of inferents, or claims based on differential liability under § 56 para. 2 in connection with § 9 of the Limited Liability Companies Act.

(3)	If there is doubt as to the scope and the assignment in this document of asset positions, legal positions, etc., the GmbH is a determination pursuant to § 315 of the Civil Code.

§ 2

Transfer of Business

(1)	The Parties agree that the ownership and immediate possession of the movable property transfer to the GmbH. As far as the GmbH is not in the immediate possession of the goods, the right to restitution will be transferred by the inferents to the GmbH. The GmbH hereby accepts the transfer of ownership and immediate possession as well as the assignment of the claim.

(2)	The Parties agree that the GmbH takes over the existing liabilities of the GmbH on June 30, 2014 at 00:00 o’clock. Where possible, the acquisition is by way of liberating debt assumption, otherwise the GmbH exempts the inferents internally from the liabilities.

(3)	The Parties agree that GmbH enters the law of obligations instead of inferents with effect from the beginning of 1 July 2014 in all contractual relationships of the transferring company. To the extent that this

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

required consent of the third party can not be obtained, the Parties have to provide the corresponding internal relationship.

(4)	The GmbH is hereby authorised to make and accept all declarations necessary or appropriate at its discretion and to carry out acts that are in connection with the contribution of the company in the GmbH. The GmbH is exempt from the restrictions of § 181 of the Civil Code, and entitled to keep the power conditions in whole or in part, to transfer or to delegate authority to the exemption from the restrictions of §181 of the Civil Code.

§ 3

Award of Shares

(1)	In return for the above transfer of assets to the GmbH the inferent gets 1,000 shares in the acquiring GmbH with a nominal value of €1.00 each (shares no. 25001-26000).

The new shares grant entitlement to the retained earnings of GmbH allotted to them for the entire current fiscal year.

(2)	Transmission to commercial and tax accounting book value occurs as of June 30th 2014. The difference between the value of the assets transferred to the acquiring GmbH and the nominal amount of new shares to be granted to the acquiring GmbH is in the capital reserve pursuant to § 272 Para. 2 point 1 of the commercial code with the acquiring GmbH. The inferent does not receive any further consideration of the GmbH, in particular, no cash compensation.

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

§ 4

Consequences of the transfer for employees and their representatives

The transmission of the company operated by the inferents leads to a transfer of business under § 613a of the Civil Code.

With the coming into effect of the transfer (= signature of this contract), all employment conditions with all rights and obligations are transferred to the GmbH. The Contracting Parties shall inform the employees of the company pursuant to § 613a para. 5 of the Civil Code.

§ 5

Severability

If any provision of this contract be invalid or unenforceable, then the statements remain valid overall. Replacements for the invalid or unenforceable provisions should be agreed by the parties, which come as close as possible to the economic intent of the invalid or unenforceable provisions.

C.

Special arrangements for the introduction of residential and partial ownership

§1

Transfer of Property

(1)	Dr Orhan Karahodza and Mrs Dzenana Karahodza are registered in community of property according to Bosnian law as owners of the residential and partial ownership Land Register of Bad Cannstatt (Land Registry Stuttgart-Bad Cannstatt) Journal 19210 BV 1 registered residential and partial ownership unit of 100/1000 co-ownership of the landFlst. 3667, Waiblinger Straße 34, 2 a 37 m2, connected to the private ownership of the division in the plan with the apartment designated no. 2 plus store on the ground floor and 1 storage room in the basement.

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

The owners and the commercial register of the Ludwigshafen district court, HRB 64059, registered to Beatmungspflege 24 GmbH, based in Ludwigshafen, agree that the property is transferred to a halved co-ownership of this residential and partial ownership unit of Beatmungspflege 24 GmbH.

(2)	The owners grant and Beatmungspflege 24 GmbH applies for registration of the ownership change.

(3)	The certifying notary is instructed to immediately notify the land registry office to submit the application for execution as soon as the clearance certificate from the tax office - real estate transfer tax authority - is present.

§ 2

Consideration

Beatmungspflege 24 GmbH owes the owners nothing in return. The transfer of ownership takes place as share premium in accordance with § 272 para. 2 no. 1 of the Commercial Code on the today agreed increase of the capital of the GmbH from €25,000.00 by €1,000.00 to €26,000.00.

§ 3

(1)	The transfer of direct private ownership on the land contract is effective immediately. For the purposes of liability law, the transfer of private ownership applies with effect from 1 July 2014.

(2)	All development contributions and the other charges referred to in §§ 127, 135a of the Building Code, and charges imposed by the local tax law that are already requested shall be borne by Dr. Orhan Karahodza and Mrs. Dzenana Karahodza. All other duties as may be requested after the contract shall be borne by the GmbH.

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

§ 4

Guarantee

(1)	The liability for defects is excluded to the extent permitted by law. Certain characteristics of the property are not agreed and are not owed.

(2)	In para. II of the land register no charges are listed. The registered land charge of €110,000.00 in Div. III no. 4 of the Land Register for the District Savings Bank is to be submitted by the GmbH. All proprietary rights in the mortgage in half are hereby transferred with immediate effect to the GmbH, which are adopted by the GmbH. The mortgage is still valued at about €110,000.00. These liabilities are half the responsibility of the GmbH by way of liberating debt assumption with law of obligations effect from 1st July 2014. The GmbH will proceed immediately to the creditor to obtain its approval for liberating debt assumption. As long as the creditor does not provide the required license, the GmbH Dr. Orhan Karahodza and Mrs. Dzenana Karahodza are obliged to satisfy the creditor on time. The same applies if the creditor should refuse the authorization.

(3)	The property is leased to the GmbH. Rental or lease or other utilisation contracts with third parties do not exist. The lease is considered as completed with contractual effect on 1st July 2014. The lease is hereby terminated by mutual agreement with immediate effect.

(4)	The submission of an energy certificate is not requested by the purchaser, any investment obligations under the relevant energy saving regulations (EneV) are met by the GmbH alone.

(5)	Dr. Orhan Karahodza and Mrs. Dzenana Karahodza are liable to the GmbH, that the market value of the property after deduction of the liabilities be assumed at least €1.00.

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

§ 5

Costs

All costs incurred by the certification and enforcement of this contract, an approach for the acquisition process to the coming real estate transfer tax as well as any costs for access to the electronic land registry and the expression of appropriate land register excerpts are borne by the GmbH.

§ 6

Entry into the Homeowners’ Association

(1)	The legal status of the housing and partial owner with each other and the administration of the residential complex is governed by the declaration of division and community order. This exists for the GmbH.

(2)	The GmbH shall enter the date of possession transfer in all - even law of obligations acting - rights and obligations created hereby and in the management agreement. Decisions of the homeowners’ association shall be binding.

(3)	Demands on the repairs reserves and other paid out of the house money accounts go to the state at the time you transfer possession of the GmbH. Arrears exist, according to the specification of the owner. From transfer of ownership the GmbH is authorized to attend and vote at the AGM.

(4)	The accounts for the current financial year shall be made in such a way that the date of transfer of possession shall be the date for payments and refunds. Payments for the preceding period shall be borne by the owner, and for the time after are the expense of the GmbH. If you can not determine the period for which there is a subsequent payment or credit, the amounts is split pro rata.

§ 7

Severability

If any provision of this Agreement be wholly or partially invalid or unenforceable, or if there is a gap in this Contract, this shall not affect the validity of the remaining provisions. A replacement

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

for an invalid or unenforceable provision should be agreed as such a valid or enforceable provision which corresponds to what had been agreed in the spirit and purpose of this contract, had the matter been considered at the outset.

§ 8

Notary’s Comments

(1)	Those present were made aware of the following:

a.	Any side agreements to this contract must be notariaed; agreements not authenticated or not properly authenticated are invalid and can jeopardise the effectiveness of the whole contract in question.

b.	Liability for costs and taxes arising from this contract is joint and several by law.

c.	The ownership in the land register may be effected only after the presentation of the clearance certificate from the tax office because of the real estate transfer tax. The parties confirm that they have been informed of the legal effect of this contract and in particular of the risk from intermediate consumption in mutual agreement and on the nature of the priority notice and respect of the land transfer tax. In addition, the notary has not discussed tax purposes; he is accordingly exempted from any liability.

d.	The property is liable under statutory regulation for arrears for public charges and taxes, in particular for a possible development contribution.

e.	Ownership is not taken on conclusion of this contract, but only on registration of transfer of ownership to the transferee in the Land Register.

f.	Rental and lease agreements are not affected by this sale.

g.	On the entrance of the acquirer in insurance contracts, § 95 of the Insurance Contract Act, and the possibility of termination from insurer and insured § 96 of the Insurance Contract Act.

h.	Of energy-saving regulations.

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

§ 9

Authorisation

The Parties shall provide, for themselves and their successors, the notary ..... with the headquarters in ..... and the notary employees

a)     Mrs………

b)     Mrs………

c)     Mrs………

d)     Mrs………

-all resident services in ………, ………,

each individually, the unconditional - ie in particular independent from the validity of the remaining provisions of this document - full power, but no mandate to represent them in the execution of the transaction, as well as supplements in every respect.

The appointees are in particular empowered to make or amend conveyance declarations and other settlement statements, registration and deregistration permits; to submit and to withdraw applications to the Land Registry; to apply for to receive and communicate permits; and generally to do all at its discretion which is required to satisfy the matter.

The authorized representative shall be exempt from the restrictions of § 181 of the Civil Code and have the right to full power transmission. The parties make the authorized notary employees free from any personal liability.

This authorization may only be made before the attesting notary and the notary ..... with their headquarters in …..., or their respective representatives or successors for use in the office.

Job ID No. TJ197239 Prinzregentenstraße 54 80538 München Deutschland +49 176 8799 4265 vertrieb@strakertranslations.de | www.strakertranslations.de

Place, Date

Inferent

GmbH

UR / 2014 1401411

Notar Alexander Gläser
Waiblinger Straße 11 ♦ 70372 Stuttgart
Tel.: 0711 / 509425-0 ♦ Fax: 0711 / 5094259

Stuttgart

Beurkundet am 12.11.2014

Vor mir, dem

Notar Alexander Gläser
mit dem Amtssitz in Stuttgart-Bad Cannstatt

erscheint heute in meiner Notarkanzlei Waiblinger Str. 11, nach meiner Überzeugung ohne Zweifel unbeschränkt geschäftsfähig:

Frau Rita **Draxler**,
geboren am 22. August 1954,
wohnhaft in 72666 Neckartailfingen, Professor-Drück-Straße 4,
- persönlich bekannt -

handelnd nicht im eigenen Namen, sondern aufgrund notariell erteilter Vollmacht vom 10.06.2014, UR 606/2014 des beurkundenden Notars, die im Original vorliegt und in Fotokopie dieser Urkunde beigefügt ist - *die Übereinstimmung der Fotokopie mit dem Original wird hiermit beglaubigt* - für:

- 2 -

1. Herrn Dr. Orhan **Karahodza**,
   geboren am 19. November 1969,
   wohnhaft in 70372 Stuttgart, Waiblinger Straße 34,

2. Frau Dzenana **Karahodza**, geborene Adzemovic,
   geboren am 13. Mai 1969,
   wohnhaft in 70372 Stuttgart, Waiblinger Straße 34,

3. und für den Vertretenen Ziff. 1 in seiner Eigenschaft als einzelvertretungsberechtigter Geschäftsführer der

   Beatmungspflege 24 GmbH
   mit Sitz in Ludwigshafen
   Postanschrift: Zollhofstraße 4, 67061 Ludwigshafen

   und insoweit als Vertreterin ohne Vertretungsmacht, mit dem Versprechen, notariell beglaubigte Genehmigungserklärung nachzureichen, hierfür jedoch nicht haftend.

Die Frage nach einer Vorbefassung i.S. von § 3 Abs. 1 Ziff. 7 BeurkG wurde verneint.

Die Erschienene erklärt namens ihrer Vollmachtgeber mit der Bitte um Beurkundung:

Sacheinlageeinbringungsvertrag

zwischen dem Inferenten

Herrn Dr. med. Orhan Karahodza
geboren am 19. November 1969
wohnhaft Waiblinger Straße 34, 70372 Stuttgart
und
Frau Dzenana Karahodza, geborene Adzemovic,
geb. am 13. Mai 1969,
wohnhaft Waiblinger Straße 34, 70372 Stuttgart
- in Errungenschaftsgemeinschaft nach bosnischem Recht -

und der im Handelsregister des Amtsgericht Ludwigshafen, HRB 64059, eingetragenen

- 3 -

Beatmungspflege 24 GmbH
Sitz Ludwigshafen
Zollhofstraße 4, 67061 Ludwigshafen

vertreten durch
Herrn Dr. med. Orhan Karahodza
geboren am 19. November 1969
als alleiniger und von den Beschränkungen des § 181 BGB
befreiter Geschäftsführer

A.
Vorbemerkungen

1. Der Alleingesellschafter der der im Handelsregister des Amtsgericht Ludwigshafen, HRB 64059, eingetragenen

   Beatmungspflege 24 GmbH

   mit dem Sitz in Ludwigshafen hat heute zur notariellen folgenden Sachkapitalerhöhungsbeschluss gefasst:

I. TOP 1: Kapitalerhöhung 1

(1) Das Stammkapital der Gesellschaft wird von EUR 25.000,00 um EUR 1.000,00 auf EUR 26.000,00 unter Ausgabe von 1.000 Geschäftsanteilen im Nennbetrag von je EUR 1,00 (Geschäftsanteile Nr. 2 bis 1.001) erhöht.

(2) Zur Übernahme der neuen Geschäftsanteile werden die Vertretenen zugelassen, die die neuen Geschäftsanteile im Gesamtgut der bosnischen Errungenschaftsgemeinschaft erwerben.

(3) Die neuen Geschäftsanteile sind am Ergebnis des ganzen laufenden Geschäftsjahres beteiligt.

(4) Die Einlagen auf die neuen Geschäftsanteile sind als Sacheinlage dadurch zu leisten, dass Herr Dr. med. Orhan Karahodza sein nicht im Handelsregister eingetragenes, von ihm in 70372 Stuttgart, Badstraße 36, unter der Bezeichnung „Pflegedienst Das Pflegeland“ betriebenes Einzelunternehmen mit allen Aktiva und Passiva, Rechten, Forderungen und Ansprüchen, Verbindlichkeiten und Verpflichtungen, sowie Rechtsverhältnissen mit schuldrechtlicher und wirtschaftlicher Wirkung zum Beginn des 1. Juli 2014 in die Gesellschaft einbringt. Die Einbringung

- 4 -

erfolgt steuerlich zum Buchwert gemäß § 20 Abs. 2 Satz 2 Umwandlungssteuergesetz.

Es wird festgestellt, dass eigentumsrechtlich das Unternehmen zum Gesamtgut der zwischen den Erschienenen bestehenden Errungenschaftsgemeinschaft bosnischen Rechts gehört.

(5) Zu diesem Unternehmen gehört steuerlich und betriebswirtschaftlich die Hälfte des im Grundbuch von Stuttgart-Bad Cannstatt Blatt 19.210 BV 1 eingetragene Wohnungs- und Teileigentumsrecht von 100/1000 Miteigentumsanteil an dem Grundstück Flst. 3667, Waiblinger Straße 34, 2 a 37 m², verbunden mit dem Sondereigentum an der im Aufteilungsplan mit Nr. 2 bezeichneten Wohnung nebst Laden im Erdgeschoss sowie 1 Abstellraum im Untergeschoss. Ein Miteigentumsanteil von ½ an dieser Immobilie wird mit den im Grundbuch eingetragenen Belastungen und den diesen Belastungen zugrundeliegenden Verpflichtungen und Verbindlichkeiten als Agio (§ 272 Abs. 2 Nr. 1 HGB) in die GmbH miteingebracht.

(6) Diese Sacheinlage ist auf die Nennbeträge der neuen Geschäftsanteile Nr. 2 bis 1.001 in Höhe des Betrages der Erhöhung des Stammkapitals, somit mit insgesamt EUR 1.000,00 anzurechnen.

2. Der Inferent hat heute die Übernahme der neuen Geschäftsanteile erklärt.

B.
Einbringungsvertrag

Zur Leistung der Sacheinlageverpflichtung schließen die Vertragsparteien folgenden Sacheinbringungsvertrag ab.

§ 1
Gegenstand der Sacheinlage

(1) Der Inferent überträgt das von Herrn Dr. med. Orhan Karahodza unter der Bezeichnung „Pflegedienst Das Pflegeland" von ihm in 70372 Stuttgart, Badstraße 36, betriebene Einzelunternehmen mit allen Aktiva und Passiva, Rechten, Forderungen und Ansprüchen, sowie Verbindlichkeiten und Verpflichtungen, sowie Rechtsverhältnissen mit schuldrechtlicher und wirtschaftlicher Wirkung zum Beginn des 1. Juli 2014 an die GmbH gegen Gewährung der im Kapitalerhöhungsbeschluss genannten Geschäftsanteile.

- 5 -

Die Einbringung erfolgt steuerlich zum Buchwert gemäß § 20 Abs. 2 Satz 2 Umwandlungssteuergesetz.

(2) Für die Übertragung der Gegenstände des Aktiv- und Passivvermögens auf die übernehmende GmbH gilt im Einzelnen:

a) Auf die GmbH werden alle Einzelwirtschaftsgüter des Anlage- und Umlaufvermögens übertragen, insbesondere diejenigen, die in der **Anlage 1** zu diesem Vertrag aufgeführt sind.

b) Auf die GmbH werden alle Passiva (Verbindlichkeiten und Schulden) des Einzelunternehmens übertragen, insbesondere diejenigen, die in der **Anlage 2** zu diesem Vertrag aufgeführt sind.

c) Auf die GmbH werden alle weiteren nicht bilanzierungsfähigen oder nicht bilanzierungspflichtigen Rechtspositionen und Gegenstände, Verträge, Arbeitsverhältnisse und sonstigen Rechte und Pflichten übertragen. Im Einzelnen werden übertragen insbesondere die in der **Anlage 3** zu diesem Vertrag aufgeführten Verträge, sowie sonstige Pacht-, Leasing- und Lieferverträge, Betriebsführungsverträge, Konzessionsverträge, Angebote und sonstige Rechtsstellungen.

d) Infolge des Betriebsübergangs gehen sämtliche Arbeitsverhältnisse nach § 613a BGB auf die GmbH über.

e) Soweit zwischen dem Einbringungsstichtag 1. Juli 2014 und heute Vermögensgegenstände, Rechtspositionen, Gegenstände oder sonstige Rechte durch den Inferenten im regelmäßigen Geschäftsverkehr veräußert worden sein werden, treten die Surrogate an deren Stelle. Soweit in dem oben genannten Zeitraum der Inferent Vermögensgegenstände, Rechtspositionen, Gegenstände oder sonstige Rechte für den Betrieb erworben hat werden diese hiermit ebenfalls auf die GmbH übertragen.

f) Vermögensgegenstände, Verbindlichkeiten und Arbeitsverhältnisse, die nicht in den beigefügten Anlagen aufgeführt sind, gehen auf die GmbH über, soweit sie dem Betrieb des Inferenten im weitesten Sinne zuzuordnen sind. Dies gilt insbesondere auch für immaterielle oder bis heute vom Inferenten erworbenen Vermögensgegenstände, begründete Arbeitsverhältnisse und entstandene Verbindlichkeiten.

g) Solange die Übertragung von Vermögensgegenständen oder Verbindlichkeiten oder Verträgen, Arbeitsverhältnissen oder sonstigen Rechten und Pflichten auf die GmbH rechtlich nicht möglich sein sollte, insbesondere da die hierfür erforderlichen Genehmigungen Dritter nicht beschafft werden können, stellen sich die Parteien im Innenverhältnis so, wie sie stehen würden, wenn die Übertragung an

- 6 -

die GmbH erfolgt wäre. Der Inferent wird sich nach besten Kräften bemühen, die erforderlichen Zustimmungen zu erhalten.

h) Die einzelnen Gegenstände und Rechte werden von der GmbH einschließlich etwaiger Belastungen in dem Zustand übernommen, in dem sie sich heute befinden. Soweit gesetzlich zulässig, wird jede Gewährleistung des Inferenten im Zusammenhang mit dieser Sacheinlage ausgeschlossen. Ausgeschlossen sind insbesondere Ansprüche und Rechte der GmbH wegen der Werthaltigkeit, der

Beschaffenheit und des Bestands der vom Inferenten übertragenen Gegenstände des Vermögens gleich welcher Art und gleich aus welchem Rechtsgrund. Dieser Ausschluss von Ansprüchen gilt nicht für Ansprüche, die auf arglistigem oder vorsätzlichem Verhalten des Inferenten beruhen, und Ansprüche auf Grund der Differenzhaftung nach § 56 Abs. 2 in Verbindung mit § 9 GmbHG.

(3) Kommt es zu Zweifeln hinsichtlich des Umfangs und der Zuordnung der mit dieser Urkunde übertragenen Vermögenspositionen, Rechtsverhältnisse etc., steht der GmbH ein Bestimmungsrecht nach § 315 BGB zu.

§ 2
Übertragung des Unternehmens

(1) Die Vertragsparteien sind sich darüber einig, dass das Eigentum und der unmittelbare Besitz an den beweglichen Sachen auf die GmbH übergehen. Soweit die GmbH nicht im unmittelbaren Besitz der Sachen ist, wird der Herausgabeanspruch vom Inferenten an die GmbH abgetreten. Die GmbH nimmt die Übertragung des Eigentums und des unmittelbaren Besitzes sowie die Abtretung des Herausgabeanspruchs hiermit an.

(2) Die Vertragsparteien sind sich darüber einig, dass die GmbH die am 30. Juni 2014, 24.00 Uhr, bestehenden Verbindlichkeiten von der GmbH übernommen werden. Soweit möglich, erfolgt die Übernahme im Wege der befreienden Schuldübernahme, ansonsten hat die GmbH den Inferenten im Innenverhältnis von den Verbindlichkeiten freizustellen.

(3) Die Vertragsparteien sind sich darüber einig, dass die GmbH anstelle des Inferenten schuldrechtlich mit Wirkung zum Beginn des 1. Juli 2014 in sämtliche Vertragsverhältnisse des einzubringenden Unternehmens eintritt. Soweit die hierfür erforderliche Zustimmung des Dritten nicht

- 7 -

eingeholt werden kann, haben sich die Vertragsparteien im Innenverhältnis entsprechend zu stellen.

(4) Die GmbH wird hiermit bevollmächtigt, alle nach ihrem Ermessen erforderlichen oder zweckdienlichen Erklärungen abzugeben und entgegenzunehmen sowie Rechtshandlungen vorzunehmen, die im Zusammenhang mit der Einbringung des Unternehmens in die GmbH stehen. Die GmbH ist von den Beschränkungen des § 181 BGB befreit und berechtigt, diese Vollmacht ganz oder teilweise zu übertragen oder Untervollmacht mit der Befreiung von den Beschränkungen des § 181 BGB zu erteilen.

§ 3
Gewährung von Anteilen

(1) Als Gegenleistung für die vorstehende Vermögensübertragung an die GmbH erhält der Inferent an der übernehmenden GmbH 1.000 Geschäftsanteile im Nennbetrag von je EUR 1,00 (Nr. der Geschäftsanteile 2 bis 1.001).

Die neuen Geschäftsanteile gewähren Anspruch auf den auf sie entfallenden Bilanzgewinn der GmbH für das gesamte laufende Geschäftsjahr.

(2) Die Übertragung erfolgt zu handels- und steuerbilanziellen Buchwertenwerten zum 30. Juni 2014. Die Differenz zwischen diesem Wert des auf die auf die übernehmende GmbH übertragenen Vermögens und dem Nennbetrag der zu gewährenden neuen Geschäftsanteile an der übernehmenden GmbH wird dem Inferenten als bare Zuzahlung gewährt. Die übernehmende GmbH gewährt dem Inferenten diese bare Zuzahlung als Darlehen mit folgenden Modalitäten:

a) Das Darlehen ist mit Ansprüchen der übernehmenden GmbH gegen den Inferenten aufzurechnen
b) Das Darlehen ist endfällig am 31. Dezember 2014.
c) Das Darlehen ist ab dem Tag der Eintragung der Ausgliederung im Handelsregister der übertragenden GmbH mit 2 %-Punkten über dem jeweiligen Basiszinssatz p.a. zu verzinsen. Die Zinsen sind nachträglich zum Ende eines jeden Quartals fällig.
d) Der Darlehensgeber kann keine Sicherheit für die Rückzahlung des Darlehens vom Darlehensnehmer verlangen.

- 8 -

§ 4
Folgen der Übertragung für die Arbeitnehmer und ihre Vertretungen

Die Übertragung des vom Inferenten betriebenen Unternehmens führt zu einem Betriebsübergang nach § 613a BGB.

Mit dem Wirksamwerden der Übertragung (= Unterzeichnung dieses Vertrags), gehen sämtliche Arbeitsverhältnisse mit allen Rechten und Pflichten auf die GmbH über. Die Vertragsparteien werden die Arbeitnehmer des Unternehmens nach § 613a Abs. 5 BGB informieren.

§ 5
Salvatorische Klausel

Sollten einzelne Bestimmungen dieses Vertrages unwirksam oder nicht durchführbar sein, so bleiben die abgegebenen Erklärungen insgesamt wirksam. Anstelle der unwirksamen oder undurchführbaren Bestimmungen sind von den Parteien solche Bestimmungen zu vereinbaren, die den mit den unwirksamen oder undurchführbaren Bestimmungen verfolgten wirtschaftlichen Zwecken in zulässiger Weise am nächsten kommen

C.
Sonderregelungen zur Einbringung des Wohnungs- und Teileigentums

§ 1
Auflassung

(1) Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza sind in Errungenschaftsgemeinschaft nach bosnischem Recht als Eigentümer der im Wohnungs- und Teileigentumsgrundbuch von Bad Cannstatt (Grundbuchamt Stuttgart-Bad Cannstatt) Blatt 19210 BV 1 eingetragene Wohnungs- und Teileigentumseinheit von

100/1000 Miteigentumsanteil an dem Grundstück

Flst. 3667, Waiblinger Straße 34, 2 a 37 m²,

verbunden mit dem Sondereigentum an der im Aufteilungsplan mit Nr. 2 bezeichneten Wohnung nebst Laden im Erdgeschoss sowie 1 Abstellraum im Untergeschoss

- 9 -

eingetragen.

Die Eigentümer und die im Handelsregister des Amtsgericht Ludwigshafen, HRB 64059, eingetragene Beatmungspflege 24 GmbH, Sitz Ludwigshafen, sind sich darüber einig, dass die Hälfte des Eigentums dieser Wohnungs- und Teileigentumseinheit auf die Beatmungspflege 24 GmbH übergeht.

(2) Die Eigentümer **bewilligen** und die Beatmungspfleger 24 GmbH **beantragt** die Eintragung der Eigentumsänderung.

(3) Der beurkundende Notar wird angewiesen, den Antrag unverzüglich dem Grundbuchamt zum Vollzug vorzulegen, sobald die Unbedenklichkeitsbescheinigung des Finanzamts - Grunderwerbsteuerstelle - vorliegt.

§ 2
Gegenleistung

Die Beatmungspflege 24 GmbH schuldet den Eigentümern keine Gegenleistung. Die Übertragung des Eigentums erfolgt als Agio nach § 272 Abs. 2 Nr. 1 HGB anlässlich der heute beschlossenen Erhöhung des Stammkapitals der GmbH von EUR 25.000,00 um EUR 1.000,00 auf EUR 26.000,00.

§ 3

(1) Die Übergabe des unmittelbaren Eigenbesitzes am Vertragsgrundstück erfolgt mit sofortiger Wirkung. Schuldrechtlich gilt die Übergabe des Eigenbesitzes mit Wirkung zum 1. Juli 2014 als erfolgt.

(2) Alle Erschließungsbeiträge und die weiteren in §§ 127, 135 a BauGB genannten Abgaben sowie Abgaben aufgrund des Kommunalabgabengesetzes, die bereits angefordert sind, sind von Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza zu tragen. Sämtliche sonstigen Abgaben, die nach Vertragsabschluss angefordert werden, sind von der GmbH zu tragen.

- 10 -

§ 4
Gewährleistung

(1) Die Haftung für Sachmängel wird ausgeschlossen, soweit dies gesetzlich möglich ist. Bestimmte Eigenschaften der Immobilie sind nicht vereinbart und werden nicht geschuldet.

(2) In Ab. II des Grundbuchs sind keine Belastungen verzeichnet. Die in Abt. III Nr. 4 des Grundbuchs für die Kreissparkasse eingetragene Grundschuld über EUR 110.000,00 ist von der GmbH zu dulden. An die GmbH werden hiermit mit sofortiger Wirkung alle Eigentümerrechte an der Grundschuld zur Hälfte abgetreten, die von der GmbH angenommen wird. Die Grundschuld ist noch mit ca. EUR 110.000,00 valutiert. Diese Verbindlichkeiten sind von der GmbH im Wege der befreienden Schuldübernahme mit schuldrechtlicher Wirkung zum 1. Juli 2014 zur Hälfte zu übernehmen. Die GmbH wird auf den Gläubiger unverzüglich zugehen, um dessen Genehmigung zur befreienden Schuldübernahme einzuholen. Solange der Gläubiger die hierfür erforderliche Genehmigung nicht erteilt, ist die GmbH Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza gegenüber verpflichtet, den Gläubiger rechtzeitig zu befriedigen. Das Gleiche gilt, wenn der Gläubiger die Genehmigung verweigern sollte.

(3) Die Immobilie ist an die GmbH vermietet. Miet- oder Pacht- oder sonstige Nutzungsverträge mit Dritten bestehen nicht. Der Mietvertrag gilt mit schuldrechtlicher Wirkung zum 1. Juli 2014 als beendet. Der Mietvertrag wird hiermit einvernehmlich mit sofortiger Wirkung beendet.

(4) Die Vorlage eines Energieausweises wird vom Käufer nicht verlangt, etwaige Investitionspflichten nach der einschlägigen Energieeinsparverordnung (EneV) treffen alleine die GmbH.

(5) Herr Dr. med. Orhan Karahodza und Frau Dzenana Karahodza haften gegenüber der GmbH, dass der Verkehrswert der Immobilie nach Abzug der zu übernehmenden Verbindlichkeiten mindestens EUR 1,00 beträgt.

§ 5
Kosten

Sämtliche Kosten, die durch die Beurkundung und den Vollzug dieses Vertrags entstehen, eine für diesen Erwerbsvorgang zum Ansatz kommende Grunderwerbsteuer sowie etwaige Kosten für die Einsicht in das elektronische Grundbuch und den Ausdruck entsprechender Grundbuchauszüge werden von der GmbH getragen.

- 11 -

§ 6
Eintritt in die Eigentümergemeinschaft

(1) Die Rechtsverhältnisse der Wohnungs- und Teileigentümer untereinander sowie die Verwaltung der Wohnanlage sind in der Teilungserklärung und Gemeinschaftsordnung geregelt. Diese liegt der GmbH vor.

(2) Die GmbH tritt mit dem Tag des Besitzübergangs in alle - auch nur schuldrechtlich wirkenden - hierdurch begründeten Rechte und Pflichten und in den Verwaltervertrag ein. Beschlüsse der Eigentümergemeinschaft sind für sie verbindlich.

(3) Ansprüche an der Reparaturrücklage und den sonstigen aus dem Hausgeld bedienten Konten gehen mit dem Stand zum Zeitpunkt des Besitzübergangs auf die GmbH über. Zahlungsrückstände bestehen nach Angabe der Eigentümer nicht. Ab Besitzübergang ist die GmbH zur Teilnahme und Abstimmung bei der Eigentümerversammlung bevollmächtigt.

(4) Die Abrechnung des laufenden Wirtschaftsjahres hat in der Weise zu erfolgen, dass der Tag der Besitzübergabe als Stichtag für Nachzahlungen und Erstattungen gilt. Nachzahlungen für die Zeit davor gehen zu Lasten der Eigentümer, für die Zeit danach zu Lasten der GmbH. Wenn sich nicht feststellen lässt, für welchen Zeitraum eine Nachzahlung oder Gutschrift erfolgt, sind die entsprechenden Beträge zeitanteilig aufzuteilen.

§ 7
Salvatorische Klausel

Sollten einzelne Bestimmungen dieses Vertrages ganz oder teilweise unwirksam oder undurchführbar sein oder werden, oder sollte sich in diesem Vertrag eine Lücke befinden, so soll hierdurch die Gültigkeit der übrigen Bestimmungen nicht berührt werden. Anstelle der unwirksamen oder undurchführbaren Bestimmung ist eine solche wirksame oder durchführbare Bestimmung zu vereinbaren, die dem entspricht, was nach Sinn und Zweck dieses Vertrages vereinbart worden wäre, hätte man die Angelegenheit von vornherein bedacht.

§ 8
Hinweise des Notars

(1) Die Erschienenen wurden auf Folgendes hingewiesen:

- 12 -

a) Auch etwaige Nebenabreden zu diesem Vertrag müssen beurkundet werden; nicht oder nicht richtig beurkundete Abreden sind unwirksam und können die Wirksamkeit des ganzen Vertrages in Frage stellen.

b) Für Kosten und Steuern aus diesem Vertrag besteht aufgrund gesetzlicher Vorschriften eine gesamtschuldnerische Haftung.

c) Die Eigentumsumschreibung im Grundbuch kann erst erfolgen nach Vorliegen der Unbedenklichkeitsbescheinigung des Finanzamts wegen der Grunderwerbsteuer. Die Beteiligten bestätigen, dass sie über die rechtlichen Wirkungen dieses Vertrags und insbesondere auch über das Risiko von Vorleistungen beim gegenseitigen Vertrag sowie über das Wesen der Auflassungsvormerkung und bezüglich der Grunderwerbsteuer belehrt wurden. Im Übrigen hat der Notar in steuerlicher Hinsicht nicht beraten; er wird insoweit von jeder Haftung freigestellt.

d) Der Grundbesitz haftet aufgrund gesetzlicher Regelung für Rückstände an öffentlichen Lasten und Abgaben, insbesondere für einen etwaigen Erschließungsbeitrag.

e) Das Eigentum geht nicht schon mit Abschluss dieses Vertrages, sondern erst mit der Eintragung des Eigentumsübergangs in das Grundbuch auf den Erwerber über.

f) Miet- und Pachtverträge werden durch die vorliegende Veräußerung nicht berührt.

g) Auf den Eintritt des Erwerbers in Versicherungsverträge, § 95 VVG, und die Kündigungsmöglichkeiten von Versicherer und Versicherungsnehmer, § 96 VVG.

h) auf die Energieeinsparverordnung.

§ 9
Vollmacht

Die Vertretenen erteilen für sich und ihre Rechtsnachfolger

1. Frau Elvira **Krämer-Bencedic**, Notarangestellte,
2. Frau Kerstin **Mangold**, Notarangestellte,
4. Frau Nicole **Manner**, Notarangestellte,
5. Frau Anita **Rief**, Notarangestellte

- 13 -

- alle geschäftsansässig Waiblinger Str.11 in 70372 Stuttgart,

je einzeln, die unbedingte - d. h. insbesondere von der Wirksamkeit der übrigen Bestimmungen dieser Urkunde unabhängige - Vollmacht, jedoch keinen Auftrag, sie beim Vollzug des Rechtsgeschäfts sowie bei Ergänzungen in jeder Hinsicht zu vertreten.

Die Bevollmächtigten sind insbesondere befugt, Auflassungs- und sonstige Einigungserklärungen, Eintragungs- und Löschungsbewilligungen abzugeben oder zu ergänzen, Anträge an das Grundbuchamt zu stellen und zurückzunehmen, Genehmigungen zu beantragen, entgegenzunehmen und mitzuteilen und überhaupt alles zu tun, was nach ihrem Ermessen zur vollständigen Erledigung der Angelegenheit noch erforderlich ist.

Die Bevollmächtigten sind von den Beschränkungen des § 181 BGB befreit und haben das Recht zur Vollmachtsübertragung. Die Beteiligten stellen die bevollmächtigten Notariatsangestellten von jeglicher persönlichen Haftung frei.

Von dieser Vollmacht kann nur vor dem beurkundenden Notar oder deren jeweiligen Vertreter oder Nachfolger im Amt Gebrauch gemacht werden.

Diese Niederschrift wurde der Erschienenen vom Notar vorgelesen, Anlagen 1 bis 3 gem. § 14 BeurkG zur Kenntnis vorgelegt und unterschrieben, von dieser genehmigt und eigenhändig wie folgt unterschrieben:

Appendix ①

Anlage 1 zum Sacheinlageeinbringungsvertrag Dr. Orhan Karahodza
Anlagevermögen

Seite 1 von 3

Inventar-Nr.	Art	Bezeichnung	Buchwert 30.06.2014
27001	EDV	Calcula/Privatliquidation	1,00
27002	EDV	Media Markt/Financial Office	1,00
27003	EDV	Microsoft Office 2003 (Small Business Edition)	1,00
85001	Grundstückswert bebauter Grundstücke	Grund- und Bodenanteil Waiblinger Str. 34	13.699,65
90001	Geschäftsbauten	Gebäudeanteil Waiblinger Str.	29.832,01
320001	PKW	Smart coupé S-LD 9703, cdl (20.09.07)	1,00
320002	PKW	Renault Twingo S-OV 7657	1,00
320003	PKW	Renault Clio 1,2 S-OX 2280	4.259,00
320004	PKW	Renault Clio 1,2 S-OX 2277	4.259,00
320005	PKW	Peugeot 308 CC Premium S-EA 217	6.661,01
320006	PKW	Toyota Aygo S-OK 3113	5.429,51
320007	PKW	Toyota Aygo S-PP 45	5.326,51
320008	PKW	Toyota Aygo S-PP 43	5.326,51
320009	PKW	Opel Corsa	2.200,01
380001	Sonstige Transportmittel	Elektro-Klappfahrrad	897,00
400001	Betriebsausstattung	SonoSite MicroMAXX modulares Ultraschallsystem	1,00
420002	Betriebsausstattung	mobiles EKG-Gerät Cardiovit At-101 M	1,00
420003	Betriebsausstattung	Sony Vaio Notebook & Canon Drucker	1,00
410001	Geschäftsausstattung	Beleuchtung	1,00
410002	Geschäftsausstattung	Miniküche	305,51
410003	Geschäftsausstattung	Waschmaschine	367,01
420001	Büroeinrichtung	Palm	0,00
420002	Büroeinrichtung	Media Markt, PC+Monitor	1,00
420003	Büroeinrichtung	Media Markt, Notebook	1,00
420004	Büroeinrichtung	Media Markt, Pc+Drucker	1,00
420005	Büroeinrichtung	Sony PDA	1,00
420006	Büroeinrichtung	Media Markt/DVD-Brenner	1,00
420007	Büroeinrichtung	Media Markt/Drucker	1,00
420008	Büroeinrichtung	Büromöbel	1,00
420009	Büroeinrichtung	PC Aspire	1,00
420010	Büroeinrichtung	LG TFT Monitor	140,51
420011	Büroeinrichtung	Starter-PC	1,00
420012	Büroeinrichtung	Notebook	56,20
485001	Wirtschaftsgüter Sammelposten	GWG-Pool 2008	1,00
485002	Wirtschaftsgüter Sammelposten	GWG-Pool 2009	1,00
490001	Sonstige Betriebs- u. Gesch.ausstattung	Apple Ipad Wi-Fi +3GB und Zubehör	1,00
490002	Sonstige Betriebs- u. Gesch.ausstattung	Sennheiser Headset VMX100	1,00
	Sonstige Betriebs- u. Gesch.ausstattung	Vorwerk 4404 MF Staubsauger	1.948,50
			80.729,94

Anlage 1 zum Sacheinlageeinbringungsvertrag Dr. Orhan Karahodza **Seite 2 von 3**
Forderungen und sonstige Vermögensgegenstände

Bezeichnung	**Konto Fibu**	**Forderung per 30.6.2014**
Forderungen opto data aus verkauften Forderungen	1390	297.937,86
Forderung gg. Beatmungspflege 24 GmbH aus Verkauf Beatmungsgeräte	1391	30.000,00
Sonstige Vermögensgegenstände	1500	7.005,84
Forderungen gg. Krankenkasse aus AAG	1520	8.783,38
Kaution	1525	1.400,00
Kaution	1527	1.208,90
Arbeitnehmer-Darlehen	1531	2.000,00
nicht abgerechnete Vorschüsse Personal	1532	2.014,50
Forderungen Personal	1537	3.600,00
Rechnungsabgrenzungsposten	986	1.337,16
		355.287,64

Seite 3 von 3

Anlage 1 zum Sacheinlageeinbringungsvertrag Dr. Orhan Karahodza
Bankguthaben und Kassenbestand

Institut	Kontonummer	Konto Fibu	Kontostand 30.6.2014
HypoVereinsbank	22250159	1201	66.471,96
Dt. Apotheker- und Ärztebank eG	7641575	1250	24.093,82
			90.565,78

Appendix ②

Anlage 2 zum Sacheinlageeinbringungsvertrag Dr. Orhan Karahodza
Bankverbindlichkeiten

Seite 1 von 3

Institut	Kontonummer	Konto Fibu	Kontostand 30.6.2014
Toyota Kreditbank GmbH		640	0,00
Darlehen Kreissparkasse Waiblingen	6080470032	651	55.000,00
Renault Bank		1705	4.806,80
Peugeot Bank		1707	3.100,20
			62.907,00

Anlage 2 zum Sacheinlageeinbringungsvertrag Dr. Orhan Karahodza **Seite 2 von 3**

Sonstige Verbindlichkeiten

Verbindlichkeit	**Konto Fibu**	**Verbindlichkeit per 30.6.2014**
Verbindlichkeiten Dzenana Karahodza	1372	90.095,78
Verbindlichkeiten übernommene Kosten Arbeitnehmer	1590	613,91
Finanzierung Notebook Sony	1702	1.136,00
Verbindlichkeiten Lohn und Gehalt	1740	97.072,85
Verbindlichkeiten Lohn- und Kirchensteuer	1741	17.575,99
Verbindlichkeiten solziale Sicherheit	1742	41.988,41
Verbindlichkeiten solziale Sicherheit AOK	1743	13.753,80
Verbindlichkeiten solziale Sicherheit (Betriebsprüfung)	1744	100.606,79
Verbindlichkeiten Einbehalt Arbeitnehmen	1748	272,00
Verbindlichkeiten Vermögensbildung	1750	40,00
Gehaltsverrechnungen	1756	0,02
		363.155,55

Anlage 2 zum Sacheinlageeinbringungsvertrag Dr. Orhan Karahodza
Rückstellungen

Seite 3 von 3

Rückstellungszweck	Konto Fibu	Verbindlichkeit per 30.6.2014
Rückstellung für ausstehende Rechnungen	970	39.612,98
Rückstellung für Jahresabschlusserstellung	977	18.102,60
		57.715,58

Appendix (3)

Anlage 3 zum Sacheinlageeinbringungsvertrag Dr. Orhan Karahodza **Seite 1 von 1**
Patientenliste Dr. Orhan Karahodza per 30.6.2014

Name
Patientin S. A.
Patientin W. B.
Patient W. B.
Patient E. B.
Patient M. B.
Patientin D. F.
Patientin R. G.
Patientin M. H.
Patient A. L.
Patient J. P.
Patient N. S.
Patientin C. W.